EXHIBIT 10.6
FIRST AMENDMENT
TO THE
NEWELL RUBBERMAID SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated January 1, 2008)

WHEREAS, Newell Rubbermaid Inc. (the “Company”) maintains the Newell Rubbermaid Supplemental Executive Retirement Plan (the “Traditional SERP”) to provide certain supplemental pension benefits to certain executives hired prior January 1, 2007; and
WHEREAS, the “Company also maintains the Newell Rubbermaid Inc. 2008 Deferred Compensation Plan (the “2008 DCP”) to provide under a defined contribution plan design, supplemental deferred compensation to certain executives, including most of the Participants in the Traditional SERP; and
WHEREAS, Section 12.1 of the Traditional SERP reserves the right to the Company to amend the Traditional SERP, subject to certain restrictions described therein; and
WHEREAS, Board of Directors of the Company has an approved amendment of the Traditional SERP to substantially restrict or freeze future accruals of benefits thereunder and also has approved certain amendments related to the 2008 DCP;
NOW, THEREFORE, the Company hereby amends the Traditional SERP in the following respects, effective March 31, 2013:
I.    Section 4.2 of the Traditional SERP is hereby amended and restated as follows:

4.2
Final Average Monthly Pay. For purposes of this Article, a Participant’s “Final Average Monthly Pay” is the sum of his Annual Compensation (as defined herein) during the five consecutive calendar years in which his Annual Compensation was the highest, divided by 60 months. If the Participant has not been employed with the Company and Participating Affiliates for five full calendar years, his Final Average Monthly Pay is the monthly average of his Annual Compensation while employed with the Company and Participating Affiliates. For purposes of this Section:

(a)
Annual Compensation. A Participant’s “Annual Compensation” is his base salary and bonus from the Company and Participating Affiliates paid during a calendar year (including any years prior to his participation in the Plan or 2004 Plan). The Participant’s Annual Compensation, therefore, is not reduced by any elective contributions from his base salary or bonus made under the Newell Rubbermaid 401(k) Savings and Retirement Plan, 2008 Deferred Compensation Plan, 2002 Deferred Compensation Plan or any Code Section 125 plan maintained by the Company or a Participating Affiliate. Notwithstanding the foregoing or any contrary provisions of this Plan, no base salary or bonus of a Participant shall be considered if it is paid after March 31, 2013, even if it was earned for services

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rendered on or before March 31, 2013, unless as of April 1, 2013, the Participant was a Participant in this Plan and had attained age 60.

(b)
Cash Bonus Plan. For purposes of subsection (a), a Participant’s “bonus” is the actual amount of a bonus paid to him under a cash bonus plan or program of the Company or a Participating Affiliate. However, effective for a Participant whose initial employment date with the Company or a Participating Affiliate precedes January 1, 2006 and with respect to a bonus paid to him in any year beginning on or after January 1, 2007, his “bonus” shall be the amount of the bonus which would have been paid to him in such year if the bonus formula in effect for calendar year 2005 with respect to his current job classification under the Newell Rubbermaid Inc. Management Cash Bonus Plan or such other cash bonus plan or program of the Company or Participating Affiliate which was or would be applicable to him (for purposes of this Section, a “Cash Bonus Plan”) was applied to determine the bonus paid to him in such year, as determined by the Company.

(c)
Transition Stock Awards. Notwithstanding subsection (a), a Participant’s “base salary and bonus” in any event shall not include restricted stock awards made in 2005 and 2006 under the Newell Rubbermaid Inc. Long-Term Incentive Plan in connection with the reduction of his target bonus opportunity under a Cash Bonus Plan.

II.    Section 4.4 of the Traditional SERP is hereby amended and restated as follows:

4.4
Pension Plan Benefit. For purposes of this Article, a Participant’s “Pension Plan Benefit” means the monthly amount that is or would be payable to the Participant under the Pension Plan, based on the following:

(a)
The calculation shall be determined using the benefit formula(s) in effect under the Pension Plan as of December 31, 2004, and as applicable or would be applicable to the Participant if the Pension Plan had not suspended future benefit accruals and new participants effective December 31, 2004 (as such benefit formula(s) are incorporated herein by reference).

(b)
The calculation shall not consider the Participant’s period of employment and compensation earned after March 31, 2013, unless as of April 1, 2013, the Participant was a Participant in this Plan and had attained age 60.

(c)	The calculation shall be based on the Participant’s marital status on his or her SERP Transfer Date (for a President or Above) or Commencement Effective Date (for a Vice President), as follows:

(i)
Married Participant. If the Participant is married (and has been married to the same spouse for the one-year period ending on his SERP Transfer Date or Commencement Effective Date, as applicable), the Pension Plan Benefit is the monthly amount from the Pension Plan payable as of his or

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her Normal Retirement Date in a qualified joint and 50% survivor annuity with his spouse as the beneficiary under the Pension Plan (and without regard to the amount, if any, actually being paid as of his Normal Retirement Date).

(ii)
Single Participant. If the Participant is not so married under subsection (a), the Pension Plan Benefit is the monthly amount from the Pension Plan payable as of his Normal Retirement Date in a single life annuity under the Pension Plan (and without regard to the amount, if any, actually being paid as of his or her Normal Retirement Date).

A Participant’s Pension Plan Benefit, therefore, (i) includes the benefit the Participant would have received from the Pension Plan, had the Pension Plan not been frozen or suspended for new participants effective December 31, 2004, and (ii) is determined without regard to his or her vested status under the Pension Plan. Further, a Participant’s Pension Plan Benefit, to the extent applicable, shall be based on the actuarial assumptions under the Pension Plan as in effect on December 31, 2007 (regardless if subsequently changed).
III.    Section 4.5 of the Traditional SERP is hereby amended and restated as follows:

4.5
Social Security Benefit. For purposes of this Article, a Participant’s “Social Security Benefit” means the monthly amount of his primary Social Security benefit payable as of the Participant’s Normal Retirement Date, based on his or her service and earnings under the Social Security Act as of the earlier of (i) March 31, 2013, or (ii) the date of his or her Separation from Service, projected with level earnings thereafter, based on his most recent compensation with the Company and Participating Affiliates and assuming no increases in the Taxable Wage Base under the Social Security Act. A Participant’s Social Security Benefit, therefore, is determined without regard to the actual amount of his monthly Social Security benefit as of his Normal Retirement Date. Notwithstanding the foregoing, with respect to a Participant who as of April 1, 2013, was a Participant in this Plan and had attained age 60, a Participant’s “Social Security Benefit” means the monthly amount of his primary Social Security benefit payable as of the Participant’s Normal Retirement Date, based on his or her service and earnings under the Social Security Act as of the date of his or her Separation from Service, projected with level earnings thereafter, based on his most recent compensation with the Company and Participating Affiliates and assuming no increases in the Taxable Wage Base under the Social Security Act.

IV.    Section 4.8 of the Traditional SERP is hereby amended and restated as follows:

4.8
Promotion to President or Above. If, after January 1, 2008 and on or before March 31, 2013, a Participant who is a Vice President is promoted to a President or Above, his or her SERP Accrued Monthly Benefit as of his SERP Transfer Date shall be reduced by his or her SERP Accrued Monthly Benefit, calculated as of the date of his promotion to President or Above (his “Vice President Accrued Benefit”) to reach his remaining SERP

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Accrued Monthly Benefit (his “President Accrued Benefit”). The Participant’s (i) Vice President Accrued Benefit shall be paid to him under the terms of Article VII or IX (as applicable), substituting his or her Vice President Accrued Benefit for his SERP Accrued Monthly Benefit thereunder and (ii) President Accrued Benefit (less his SERP Cash Account) shall be transferred to the 2008 Deferred Compensation Plan pursuant to the terms of Article VI or VIII (as applicable), by substituting his President Accrued Benefit for his SERP Accrued Monthly Benefit thereunder, but the SERP Lump Sum Amount under Article VI or VIII (as applicable) shall be paid solely in a lump sum payment (notwithstanding any contrary provision of the 2008 Deferred Compensation Plan).
V.    Section 6.3 of the Traditional SERP is hereby amended and restated as follows:

6.3	SERP Lump Sum Amount. For purposes of this Article, a Participant’s “SERP Lump Sum Amount” shall equal the following amount as of his SERP Transfer Date:

(a)
The actuarial present value of his SERP Accrued Monthly Benefit payable in his Normal Annuity Form (under Section 6.4), using the Actuarial Assumptions in effect for the calendar year of his Separation from Service, and calculated as a “deferred annuity” (i.e., as the actuarial present value of the foregoing benefit commencing as of his Normal Retirement Date, then discounted to the SERP Transfer Date); and

(b)	less the amount of his SERP Cash Account, reflecting only contributions through March 31, 2013, but including earnings on these amounts through the SERP Transfer Date,
(c)    Equals his SERP Lump Sum Amount (but not below zero.)
However, if the Participant’s SERP Transfer Date is on or after his Normal Retirement Date, the actuarial present value of the benefit under subsection (a) shall be calculated as an “immediate annuity” (i.e., as the actuarial present value of the benefit commencing as of the Normal Retirement Date), with an increase for interest from the Normal Retirement Date to the SERP Transfer Date using the interest rate from the Actuarial Assumptions in effect for the calendar year of his Separation from Service.
Notwithstanding the foregoing, with respect to a Participant who as of April 1, 2013, was a Participant in this Plan and had attained age 60, clause (b) shall be equal to the amount of his SERP Cash Account as of the SERP Transfer Date.
VI.    Section 8.3 of the Traditional SERP is hereby amended and restated as follows:

8.3	SERP Lump Sum Amount. For purposes of this Article, a Participant’s “SERP Lump Sum Amount” shall equal the following amount as of his SERP Transfer Date:

(a)	The actuarial present value of his applicable SERP Death Benefit (under Section 8.4), using the Actuarial Assumptions in effect for the calendar year of the

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Participant’s death, and calculated as an “immediate annuity” (i.e., as the actuarial present value of the foregoing benefit commencing as of his Preretirement Date), with an increase for interest from the Preretirement Date to the SERP Transfer Date using the interest rate from the Actuarial Assumptions in effect for the calendar year of his death; and

(b)	less the amount of his SERP Cash Account, reflecting only contributions through March 31, 2013, but including earnings on these amounts through the Transfer Date,
(c)    Equals his SERP Lump Sum Amount (but not below zero.)
Notwithstanding the foregoing, with respect to a Participant who as of April 1, 2013, was a Participant in this Plan and had attained age 60, clause (b) shall be equal to the amount of his SERP Cash Account as of the SERP Transfer Date.
VII.    Section 8.5 of the Traditional SERP is hereby amended and restated as follows:

8.5	Adjusted SERP Accrued Monthly Benefit. For purposes of this Article, a Participant’s “Adjusted SERP Accrued Monthly Benefit” means the amount of his SERP Accrued Monthly Benefit, except as follows:

(a)	Gross Benefit. In Section 4.1(a), (i) 33.5% shall be substituted for 67% and 25% for 50% and (ii) no proration shall apply for less than 25 Years of Credited Service.

(b)
Pension Plan Benefit. In Section 4.1(b), the offset for the Pension Plan Benefit shall equal the surviving spouse’s death benefit(s) under the Pension Plan, expressed as a single life annuity for the life of the surviving spouse commencing on the Participant’s Normal Retirement Date (including, if necessary, after any actuarial conversion using applicable actuarial assumptions under the Pension Plan as in effect as of December 31, 2007). The foregoing surviving spouse’s death benefit shall be based on (i) the Participant’s surviving spouse (if the Participant had been married to the same spouse for the one year period ending on the date of his or her death) or, if the Participant is not so married, a spouse having the same age, and (ii) a Pension Plan benefit calculated in accordance with Section 4.4.

(c)	Social Security Benefit. In Section 4.1(c), no offset will apply for the Participant’s Social Security Benefit.
VIII.    Section 10.2 of the Traditional SERP is hereby amended and restated as follows:

10.2
Leaves of Absence, Severance Pay. A Participant’s Annual Compensation and Years of Credited Service shall include leaves of absence authorized by the Company and such other periods of employment, as determined by the Committee. However, the

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Participant’s Annual Compensation and Years of Credited Service shall not include any period following his Separation from Service during which he receives severance pay.
Notwithstanding the foregoing, unless as of April 1, 2013, the Participant was a Participant in this Plan and had attained age 60, Annual Compensation and Years of Credited Service shall include leaves of absence only for periods on or before March 31, 2013.
*    *    *
NEWELL RUBBERMAID INC.
By:     /s/ James M. Sweet

Title: Executive Vice President – Human Resources

Date: August 5, 2013

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